                                                                    Exhibit 99.1


ATHEY PRODUCTS SOLD TO FEDERAL SIGNAL


WAKE FOREST, N.C., March 6, 2001/PRNewswire/ -


Athey Products Corporation (Nasdaq OTC Bulletin Board: ATPCQ - news), a
                                                       -----   ----
manufacturer of street sweeping and material handling equipment, filed a voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Eastern District, Raleigh Division, on December 8, 2000. The previously approved sale of substantially all of the Company's assets to Five Star Manufacturing LLC, a wholly owned subsidiary of Federal Signal Corporation ("Five Star"), was closed on March 5, 2001 for $12,147,886 in cash (as contractually adjusted) and the assumption by Five Star of certain obligations including but not limited to the existing backlog of sale agreements to the Company's customers, the Company's warranties, and the agreements between the Company and its dealer-distributors.

In addition, Thomas N. Nelson resigned from the Board of Directors effective March 5, 2001 but continues as President of the Company.